FOR IMMEDIATE RELEASE

JANE ELFERS TO BECOME CHIEF EXECUTIVE OFFICER OF
THE CHILDREN’S PLACE

Secaucus, New Jersey – December 11, 2009 – The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE) today announced the appointment of Jane Elfers as President and Chief Executive Officer of the Company, effective January 4, 2010. She has also been named to the Company’s Board of Directors.

Norman Matthews, Chairman of the Board, stated, “After a comprehensive search, the board is delighted to announce that Jane Elfers will be taking the helm as CEO of The Children’s Place. Jane is a highly talented merchant and a visionary leader. Her deep knowledge of merchandising and marketing, coupled with hands-on operational experience, makes her the ideal leader to take The Children’s Place to the next level as the Company seeks to further expand its market share and enhance shareholder value.”

Ms. Elfers, 48, is a 25-year retail executive with an impressive track record. She most recently served as President and CEO of Lord and Taylor for the past nine years during which time she rejuvenated and repositioned the brand to be more relevant and competitive within the specialty department store segment. She also optimized the company's real estate portfolio and transformed the merchandise mix to enhance sales and profitability across the fleet. Ms. Elfers began her retail career at Macy's Inc. rising to buyer. She earned her Bachelor of Science degree in Business Administration from Bucknell University where she currently serves as a member of the Board of Trustees.

Ms. Elfers commented, “The Children’s Place is a great brand with many avenues for continued growth. I see the expansion of The Children’s Place into new markets, particularly value centers, as a top priority for the organization. Importantly, the internet also presents us with a major growth vehicle as we leverage this channel to provide a broader selection of products and services for our on-line customer and continue our efforts to enhance the current on-line experience.”

Chuck Crovitz, who has served as interim CEO since September 2007 and as a Company director since 2004, will remain a member of the Company’s Board of Directors. Matthews concluded, “The Board greatly appreciates Chuck’s willingness to step in as interim CEO during what has been a very difficult time in the Company’s history. Over the past two years, he and the Company’s leadership team have done an outstanding job of restructuring the Company and strengthening its operational and financial performance. We look forward to Chuck’s continued participation as a director.”

About The Children’s Place Retail Stores, Inc.
The Children’s Place Retail Stores, Inc. is a leading specialty retailer of children's merchandise. The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary “The Children's Place” brand name. As of November 28, 2009, the Company owned and operated 953 The Children’s Place stores and an online store at www.childrensplace.com.

Forward-Looking Statements
This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 31, 2009. Included among the risks and uncertainties that could cause actual results, events and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, and the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the downturn in the economy. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

CONTACT:	The Children’s Place Retail Stores, Inc.
Jane Singer, VP, Investor Relations, (201) 453-6955

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